                                                                     Exhibit 1.1

                            UNIFRAX INVESTMENT CORP.

                     $100,000,000 ___% Senior Notes due 2003

                             UNDERWRITING AGREEMENT


                                                                October __, 1996


BT Securities Corporation
NationsBanc Capital Markets, Inc.
c/o BT Securities Corporation
One Bankers Trust Plaza
New York, New York  10005

Ladies and Gentlemen:

          Unifrax Investment Corp., a Delaware corporation ("UIC") and a wholly-owned subsidiary of Unifrax Holding Co., a Delaware corporation ("Holding") formed by Kirtland Capital Partners II L.P. ("Kirtland"), hereby confirms its agreement with you (the "Underwriters") as set forth below.

         1. The Securities. Subject to the terms and conditions herein contained, UIC proposes to issue and sell to the Underwriters (the "Offering") $100,000,000 aggregate principal amount of its Senior Notes due 2003 (the "Notes" or "Securities"). The Notes will be issued pursuant to an indenture (the "Indenture") to be entered into by UIC, as issuer, and ___________________________ , as trustee (the "Trustee"). PNC Bank, National Association.

          The Notes are being sold in connection with the recapitalization of Unifrax Corporation, a Delaware corporation ("Unifrax"), pursuant to a Recapitalization Agreement dated as of June 6, 1996 (as amended through the date hereof and together with all ancillary agreements entered into in connection therewith, the "Recapitalization Agreement") by and among UIC, Holding, Unifrax, and certain subsidiaries of The British Petroleum Company plc ("BP", BP and its subsidiaries and affiliates are collectively referred to herein as the "Sellers"). Pursuant to the Recapitalization Agreement, (i) XPE Vertriebs GmbH, a limited liability company incorporated in Germany, and NAF Brasil Ltda., a company incorporated in Brazil, will become wholly-owned subsidiaries of Unifrax (the "Subsidiaries"), (ii) Unifrax will redeem certain shares held by the Sellers, (iii)

Holding will acquire 90% of the outstanding capital stock of Unifrax from the Sellers, with the Sellers retaining the remainder, and (iv) UIC will merge with and into Unifrax (the "Merger"), with Unifrax surviving the Merger (including the Subsidiaries, the "Surviving Company") (the "Acquisitions"). The time of consummation of the Acquisitions is referred to herein as the "Effective Time".

            At the Effective Time, the Surviving Company and the Trustee will enter into a first supplemental indenture to the Indenture (the "Supplemental Indenture") providing for the express assumption by Unifrax (as survivor of the Merger) of the covenants, agreements and undertakings of UIC in the Indenture and under the Notes.

         In connection with the Acquisitions and pursuant to the Recapitalization Agreement, Kirtland and management of Unifrax will invest $27.0 million in Holding (the "Equity Investment") and Unifrax will issue a $7.0 million subordinated promissory note to a subsidiary of BP (the "BP Note"). Concurrent with the consummation of the Acquisitions, Unifrax will execute and deliver a credit agreement (the "Credit Agreement") consisting of a $25.0 million term loan and a $20.0 million revolving credit facility and borrow thereunder approximately $25.0 million (the "Credit Facility"). The Offering, the Equity Investment, the BP Note, and the Credit Facility are referred to herein as the "Recapitalization".

            Unifrax will use the proceeds of the Recapitalization to: (i) pay affiliates of BP $144.0 million in connection with the Acquisitions; (ii) pay affiliates of BP $10.0 million as consideration for a non-compete agreement (the "Non-compete Agreement") between BP and its affiliates and Holding; and (iii) pay an estimated $5.0 million in fees and expenses relating to the Acquisitions and Recapitalization.

            The Acquisitions and Recapitalization are collectively referred to as the "Transactions". The Notes, the Indenture, the Supplemental Indenture, and this Agreement are collectively referred to herein as the "Offering Documents". The Recapitalization Agreement, the BP Note, the Non-compete Agreement, and the Credit Agreement are collectively referred to herein as the "Other Transaction Documents". The Offering Documents and the Other Transaction Documents are collectively referred to herein as the "Transaction Documents".

            2. Representations and Warranties. UIC represents and warrants to and agrees with the Underwriters that (it being understood that references in this Section 2 (other than in subsection (a) or (b) hereof) to the Prospectus, if not in existence, shall be deemed to be the most recent Preliminary Prospectus (as defined)):

            (a) A registration statement on Form S-1, including a prospectus, subject to completion, has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "Act"), by UIC with respect to the Securities (File No. 333-10611), and one or more amendments to such registration statement also have been so filed. After the execution of this Agreement, UIC will file with the Commission either (x) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement) with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Underwriters prior to the execution of this Agreement, or (y) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Underwriters prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus, subject to completion, filed with such registration statement or any amendment thereto (including the prospectus, subject to completion, if any, included in such Registration Statement or any amendment thereto at the time it was or is declared effective); and the term "Prospectus" means the prospectus included in the Registration Statement, in the form in which such prospectus was filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b) with respect to any such Registration Statement, such term means the prospectus included in such Registration Statement.

            (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission it (x) complied in all material respects with the requirements of the Act and (y) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (1) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with, the requirements of the Act and (2) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing the Prospectus or amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date (as defined in Section 3), the Prospectus, as amended or supplemented at such time, (i) complied or will comply in all material respects with the requirements of the Act and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to UIC by the Underwriters specifically for use therein or to the Statement of Eligibility and Qualification (the "Form T-1") under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee filed as exhibits to the Registration Statement.

            (c) At and as of the Effective Time, the Surviving Company will have the authorized, issued and outstanding capitalization set forth in the Prospectus; all of the outstanding shares of capital stock of Holding and UIC are, and, at and as of the Effective Time, of the Surviving Company and the Subsidiaries will be, duly authorized and validly issued, fully paid and nonassessable and not issued in violation of any preemptive or similar rights; at and as of the Effective Time, Holding will own 90% of the outstanding shares of capital stock of the Surviving Company and the Surviving Company will own all of the outstanding shares of capital stock of each of the Subsidiaries; except as described in the Prospectus, all of the outstanding shares of capital stock of UIC and Holding are, and, at and as of the Effective Time, of the Surviving Company and of each of the Subsidiaries will be, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; there are no (i) options, warrants or other rights to purchase,
      (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in UIC or Holding or, at and as of the Effective Time, the Surviving Company. Neither UIC nor Holding (except for UIC) owns and, at and as of the Effective Time, neither the Surviving Company (except for the Subsidiaries) nor the Subsidiaries will own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

            (d) UIC and Holding have been and, immediately after the Effective Time, the Surviving Company will have been duly incorporated, and UIC and Holding are, and immediately after the Effective Time, the Surviving Company will be, validly existing and in good standing as corporations under the laws of their jurisdiction of incorporation, with all requisite corporate power and authority (corporate or otherwise) under such laws, and will have all necessary authorizations, approvals, orders, licenses, franchises, consents, certificates and permits of and from regulatory or governmental officials, bodies and tribunals to own or lease their properties and conduct their businesses as now conducted and, with respect to the Surviving

      Company immediately after the Effective Time, as will be conducted, as described in the Prospectus except as would not have a Material Adverse Effect (as defined below), and UIC and Holding are, and immediately after the Effective Time, the Surviving Company will be, duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of their properties or the conduct of their businesses requires such qualification, except where the failure to be so qualified would not have (x) a material adverse effect on the business, condition (financial or other) or results of operations of UIC and Holding and, immediately after the Effective Time, the Surviving Company, taken as a whole; or (y) a material adverse effect on the ability of UIC or Holding and, immediately after the Effective Time, the Surviving Company to perform any of their material obligations under the Transaction Documents or any of the material agreements, documents or instruments contemplated to be entered into by UIC, Holding or the Surviving Company hereby or by the Prospectus to which such person is a party (any such event, a "Material Adverse Effect").

            (e) UIC has all requisite corporate power and authority to execute, deliver, and perform each of its obligations under the Notes. The Notes have been duly and validly authorized by UIC for issuance and conform in all material respects to the description thereof in the Prospectus. The Notes, when executed by UIC and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of UIC and, following the execution of the Supplemental Indenture, the Surviving Company, entitled to the benefits of the Indenture and enforceable against UIC and, following execution of the Supplemental Indenture, the Surviving Company, as applicable, in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), (iii) the unenforceability, under certain circumstances, of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default, and (iv) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent that a court determines such fees to be reasonable (each of clauses
      (i), (ii), (iii), and (iv), an "Enforceability Limitation").

            (f) UIC has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly authorized by UIC and, when executed and delivered by UIC (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a valid and legally binding agreement of UIC, enforceable against UIC in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Limitations. The Indenture has been (or, if the Registration Statement has not been declared effective prior to the execution of this Agreement, at the time the Registration Statement is declared effective will be) qualified under the Trust Indenture Act and complies as to form in all material respects with the requirements of the Trust Indenture Act.

            (g) At and as of the Effective Time, the Surviving Company will have all requisite corporate power and authority to execute, deliver, and perform its obligations under the Supplemental Indenture. Immediately after the Effective Time, the Supplemental Indenture will have been duly and validly authorized by the Surviving Company. The Supplemental Indenture, when executed and delivered by the Surviving Company (assuming the due authorization, execution and delivery thereof by the Trustee), will have been duly executed and delivered and will constitute the valid and legally binding obligation of the Surviving Company, enforceable against the Surviving Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Limitations.

            (h) UIC and Holdings have, and immediately after the Effective Time the Surviving Company will have, all requisite corporate power and authority to execute, deliver and perform their respective obligations under each of the Other Transaction Documents (to the extent each is a party thereto). As of the Closing Date, each of the Other Transaction Documents will have been duly and validly authorized by UIC and Holding and immediately after the

      Effective Time by the Surviving Company (to the extent each is a party thereto); and, when executed and delivered by UIC, Holding, or the Surviving Company (to the extent each is a party thereto), each such Other Transaction Document will constitute a valid and legally binding obligation of such party, to the extent each is a party thereto, enforceable against each such person in accordance with its terms except that the enforcement thereof may be subject to the Enforceability Limitations. The Merger has been duly authorized by UIC and by Holdings as the sole stockholder of UIC.

            (i) UIC and Holding have and, immediately after the Effective Time, the Surviving Company will have all the necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby and by the Prospectus. This Agreement has been and the consummation of the transactions contemplated hereby has been duly and validly authorized by UIC and Holding. This Agreement has been duly executed and delivered by UIC and Holding.

            (j) Except as described in the Prospectus, no consent, approval, authorization or order of any court or governmental agency or body is required for the performance of this Agreement, the Notes, the Indenture, the Supplemental Indenture or any of the Other Transaction Documents by UIC or Holding or, immediately after the Effective Time, the Surviving Company or the consummation by UIC or Holding or, immediately after the Effective Time, the Surviving Company of any of the transactions contemplated hereby or thereby or by the Prospectus, except such as have been obtained or are contemplated to be obtained by the Prospectus and such as may be required under the Act, the Trust Indenture Act or state securities or "Blue Sky" laws in connection with the purchase and distribution of the Notes by the Underwriters, the Acquisitions, or any of such other transactions. None of UIC or Holding or, immediately after the Effective Time, the Surviving Company is (i) in violation of its certificate of incorporation or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets which violation would have a Material Adverse Effect, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or other agreement or instrument to which any of them is subject (collectively, the "Contracts"), which default would have a Material Adverse Effect.

            (k) The execution, delivery and performance by UIC and Holding and, immediately after the Effective Time, the Surviving Company of the Transaction Documents (to the extent each such person is a party thereto), and the consummation by UIC and Holding and, immediately after the Effective Time, the Surviving Company of the transactions contemplated hereby, thereby and by the Prospectus will not (after giving effect to all amendments and waivers obtained on or prior to the Effective Time) conflict with or constitute or result in a breach or violation of any of
      (x) the terms or provisions of, or constitute a default by any of them under, any of the Contracts, which conflict, breach, violation or default, individually or in the aggregate, would have a Material Adverse Effect,
      (y) the certificate of incorporation or bylaws of any such person, or (z) any statute, judgment, decree, order, rule or regulation (excluding state securities and "Blue Sky" laws) of any court or governmental agency or other body applicable to any such person, or any of their respective properties, which conflict, breach, violation or default, individually or in the aggregate, would have a Material Adverse Effect.

            (l) Each of the Transactions and Transaction Documents conforms in all material respects to the description thereof in the Prospectus. All representations and warranties of UIC and Holding set forth in any of the Other Tranaction Documents and, to the knowledge of UIC and Holding, of the Sellers set forth in the Recapitalization Agreement, were true and correct in all material respects at the time as of which such representations and warranties were made and will be true and correct in all material respects at and as of the Closing Date as if made at and as of such date (other than to the extent any such representation or warranty is expressly made as to only a certain date).

            (m) (x) Immediately after the Effective Time, the fair value and present fair saleable value of the assets of the Surviving Company will exceed the sum of its stated liabilities and identified contingent liabilities; and

      (y) after giving effect to the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby and by the Prospectus, UIC is not, nor, at and as of the Effective Time, will the Surviving Company be, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) insolvent.

            (n) The audited financial statements and schedules of the North American Fibers Division of Unifrax included in each Registration Statement and the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the North American Fibers Division of Unifrax at the dates and for the periods to which they relate, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein, and the unaudited combined financial statements of Unifrax and the Subsidiaries, and the related notes included in the Prospectus present fairly in all material respects the combined financial position, results of operations and cash flows of Unifrax and the Subsidiaries at the dates and for the periods to which they relate, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein.

            (o) The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Prospectus and each Registration Statement have been prepared in accordance with applicable requirements of Regulation S-X promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein in all material respects.

            (p) Ernst & Young LLP, which has audited certain of such financial statements and schedules as set forth in its reports included in the Registration Statement and the

      Prospectus, is an independent public accounting firm as required by the Act. The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which UIC believes to be reliable and accurate in all material respects.

            (q) Except as described in the Prospectus there is not pending or, to the knowledge of UIC or Holding or, immediately after the Effective Time, the Surviving Company, threatened any action, suit, proceeding, inquiry or investigation to which UIC or Holding or, immediately after the Effective Time, the Surviving Company, or to which any of their respective property is subject, before or brought by any court or governmental agency or body, which could reasonably be expected to have a Material Adverse Effect.

            (r) UIC and Holding have and, immediately after the Effective Time, the Surviving Company will have obtained all licenses, permits, franchises and other governmental authorizations necessary to conduct their respective business as described in the Prospectus and the lack of which would have a Material Adverse Effect.

            (s) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as described therein or contemplated thereby, (x) neither of UIC nor Holding has, and, immediately after the Effective Time, the Surviving Company will not have, incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business and (y) neither UIC nor Holding has, and, immediately after the Effective Time, the Surviving Company will not have, purchased any of its respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on their respective capital stock or otherwise.

            (t) Except as described in the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect (A) each of UIC and Holding is and, at and as of the Effective Time, the Surviving Company will be in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of UIC and Holding has and, at and as of the Effective

      Time, the Surviving Company will have made all filings and provided all notices required under any applicable Environmental Law, and has and is or, in the case of the Surviving Company, at and as of the Effective Time, will have and will be in compliance with all Permits required under any applicable Environmental Laws and each of them is or, in the case of the Surviving Company, at and as of the Effective Time, will be in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or threatened against UIC or Holding or, at and as of the Effective Time, the Surviving Company under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by UIC or Holding or, at and as of the Effective Time, the Surviving Company, (E) UIC or Holding has not and, at and as of the Effective Time, the Surviving Company will not have received notice that any of them has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (F) no property or facility of UIC or Holding or, at and as of the Effective Time, the Surviving Company is (i) listed or, to UIC's knowledge, proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or, to UIC's knowledge, on any comparable list maintained by any state or local governmental authority.

      For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

            (u) There is no strike, labor dispute, slowdown or work stoppage with the employees of UIC or Holding or, at and as of the Effective Time, the Surviving Company which is pending or, to the knowledge of UIC or Holding or, at and as of the Effective Time, the Surviving Company, threatened.

            (v) UIC carries and, at and as of the Effective Time, the Surviving Company will carry insurance (including self-insurance) in such amounts and covering such risks as would be obtained by companies in the same or similar businesses in the ordinary course for the conduct of its business and the value of its properties.

            (w) At and as of the Effective Time, the Surviving Company will have good and marketable title to all real property and good title to all personal property described in the Prospectus as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Prospectus as being leased by each of them free and clear of all liens, charges, encumbrances or restrictions, except as described in the Prospectus or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which UIC or Holding is or, at and as of the Effective Time, the Surviving Company will be a party or by which any of them is bound are valid and enforceable against UIC or Holding and, at and as of the Effective Time, the Surviving Company, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. At and as of the Effective Time, the Surviving Company will own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect, and UIC or Holding has not and, at and as of the Effective Time, the Surviving Company will not have received any notice of infringement of or conflict with

      (or know of any such infringement of or conflict with) alleged rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such alleged infringement or conflict were sustained, would have a Material Adverse Effect.

            (x) UIC or Holding does not have and, at and as of the Effective Time, the Surviving Company will not have any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which UIC or Holding or, at and as of the Effective Time, the Surviving Company makes or ever has made a contribution and in which any employee of UIC or Holding or, at and as of the Effective Time, the Surviving Company is or has ever been a participant. With respect to such plans, UIC or Holding is and, at and as of the Effective Time, the Surviving Company will be in compliance in all material respects with all applicable provisions of ERISA.

            (y) Neither UIC nor Holding, or any agent acting on behalf of either of them, has taken or will take any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect on the Closing Date.

            (z) Neither UIC nor Holding is now, and after giving effect to the Acquisitions and the other transactions contemplated by the Prospectus neither Holding nor the Surviving Company will be, required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (aa) Forward-looking statements in the Prospectus are based on assumptions that UIC believes to be reasonable. The statistical and market-related data in the Prospectus, are based on or derived from sources that UIC believes to be reliable and accurate.

            (bb) All taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties, and interest) due or claimed to be due from UIC or

      Holding or, at and as of the Effective Time, the Surviving Company that are due and payable have been paid, other than those being contested in good faith or those currently payable without penalty or interest and for which an adequate reserve or accrual has been established in accordance with generally accepted accounting principles, and except where the failure so to pay would not, individually or in the aggregate, have a Material Adverse Effect. UIC and Holdings know of no actual or proposed additional tax assessments for any fiscal period against UIC or Holdings, or, at and as of the Effective Time, the Surviving Company that, individually or in the aggregate, would have a Material Adverse Effect.

            (cc) Except as stated in the Prospectus neither UIC nor Holding knows of any outstanding claims for services in the nature of a finder's fee, financial advisory fee, origination fee or similar fee with respect to the transactions contemplated hereby entered into by UIC or Holding.

            (dd) UIC and Holding are and, immediately after the Effective Time, the Surviving Company will be in compliance with all provisions of Section
      517.075 of Florida Statutes 1987, as amended.

            (ff) UIC and Holding have delivered to the Underwriters a true and correct copy of each of the Other Transaction Documents, together with all related agreements and all schedules and exhibits thereto, and there shall have been no material amendments, alterations, modifications or waivers of any of the provisions of any of the Other Transaction Documents since their respective dates of execution, other than any such amendments, alterations, modifications and waivers as to which the Underwriters have not been advised in writing and which would be required to be disclosed in the Prospectus; and to the best knowledge of UIC there exists no event or condition which would constitute a default or an event of default under any of the Other Transaction Documents which would result in a Material Adverse Effect or materially adversely affect the ability of UIC, Holding, Unifrax or the Sellers to consummate the transactions contemplated by the Transaction Documents and the Prospectus.

            Any certificate signed by any officer of UIC, Holding, the Surviving Company or any Subsidiary and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a joint and several representation and warranty by UIC, Holding, the Surviving Company and each of the Subsidiaries to each Underwriters as to the matters covered thereby.

            3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, UIC agrees to issue and sell to the Underwriters, and each of the Underwriters severally agrees to
purchase from UIC, at   % of their principal amount, the respective aggregate
principal amounts of the Notes set forth opposite their respective names on Exhibit A-1 hereto. The obligations of the Underwriters under this Agreement are several and not joint. One or more certificates in definitive form for the Notes that the Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as each Underwriter requests upon notice to UIC at least two business days prior to the Closing Date, shall be delivered by or on behalf of UIC, against payment by or on behalf of the Underwriters, of the purchase price therefor (less an amount equivalent to payment of interest at the then applicable Federal Funds Rate on the purchase price of the Securities for one (1) day) by wire transfer or check of immediately available funds to the account of UIC previously designated by it in writing. Such delivery of and payment for the Securities shall be made at the offices of Baker & Hostetler, 3200 National City Center, Cleveland, Ohio 44114, at 10:00 a.m. local time, on October __, 1996, or at such other place, time or date as the Underwriters and UIC may agree upon or as the Underwriters may determine pursuant to Section 7(a) hereof, such time and date of delivery against payment being herein referred to as the "Closing Date." UIC will make such certificate or certificates for the Notes available for checking and packaging by the Underwriters at the offices in [New York, New York] of BT Securities Corporation at least 24 hours prior to the Closing Date.

            4. Offering by the Underwriters. After the Registration Statement becomes effective, the Underwriters propose to offer for sale to the public the Securities at the price and upon the terms set forth in the Prospectus. The Underwriters will notify UIC when such offer and sale has been completed.

            5. Certain Covenants. UIC covenants and agrees with the Underwriters that:

            (a) UIC will use all reasonable efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective promptly. If, at the time the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the rules and regulations of the Commission under the Act, then immediately following the execution of this Agreement, UIC will prepare, and thereafter UIC will file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the rules and regulations of the Commission under the Act, copies of an amended Prospectus relating to such Registration Statement, or, if required by such Rule 430A, a post-effective amendment to such Registration Statement (including an amended Prospectus), containing all information so omitted. UIC will give each Underwriter notice of its intention to file any amendment to any Registration Statement (including any post-effective amendment) or any amendment or supplement to any Prospectus (including any revised prospectus which UIC proposes for use by the Underwriters in connection with the offering of the Notes which differs from any prospectus on file at the Commission at the time the Registration Statement including such prospectus becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters shall reasonably object in writing or which is not in compliance with the Act. UIC will advise the Underwriters, promptly after it receives notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Underwriters of such filing or effectiveness.

            (b) UIC will, and after the Effective Time, the Surviving Company will, advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or any Prospectus, or any amendment or supplement thereto, (ii) the suspension of the qualification of the Notes for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending any Registration Statement, for amending or supplementing the Prospectus or for additional information. UIC will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

            (c) UIC will and, after the Effective Time the Surviving Company will, cooperate with the Underwriters in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Underwriters may designate and will continue such qualifications in effect for as long as may be necessary to complete the initial distribution of the Notes by the Underwriters; provided, however, that in connection therewith neither UIC or Holding nor the Surviving Company shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction, to take any other action that would subject it to general service of process or to taxation in respect of doing business or, except at the expense of the Underwriters, to keep any state qualification effective after one year.

            (d) If, at any time when a Prospectus relating to the Notes is required to be delivered under the Act, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement any Prospectus in order to make such Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act and the Exchange Act, UIC shall ,and after the Effective Time the Surviving Company shall, (subject to Section 5(a)) forthwith amend or supplement such Prospectus so that, as so amended or supplemented, such Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply with the Act and the Exchange Act, and UIC will, and after the Effective Time the Surviving Company will, furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

            (e) UIC will, and after the Effective Time the Surviving Company will, without charge, provide (i) to each Underwriter and to counsel for the Underwriters a signed copy of each registration statement originally filed with respect to the Securities and each amendment thereto (in each case including exhibits thereto) and (ii) so long as a prospectus relating to the Notes is required to be delivered under the Act, as many copies of the Preliminary Prospectus or Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request.

            (f) Subject to Section 5(a), UIC will, and after the Effective Time, the Surviving Company will timely complete all required filings and otherwise comply fully in a timely manner with all provisions of the Exchange Act and promptly file all reports and any definitive proxy or information statements required to be filed by the Surviving Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offer or sale of any of the Notes.

            (g) The Surviving Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the rules and regulations of the Commission under the Act) covering a twelve-month period beginning not later than the first day of the fiscal quarter of UIC or the Surviving Company, as the case may be, next following the "effective date" (as defined in Rule 158) of the Registration Statement.

            (h) If, prior to the completion of the distribution of the Notes, UIC or Holding or, at and as of the Effective Time, Holding or the Surviving Company, or any of their subsidiaries, commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the

      "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the business of UIC or Holding (or after giving effect to the Acquisitions, Holding or the Surviving Company) or any of their subsidiaries with Cuba or with any person or affiliate located in Cuba changes in any material way, UIC and Holding will provide the Department notice of such business or change, as appropriate, in a form acceptable to such Department.

            (i) UIC will, and after the Effective Time the Surviving Company will, apply the net proceeds from the sale of the Notes and the Recapitalization as set forth in the Prospectus.

            (j) Prior to the Closing Date, UIC and Holding will furnish to the Underwriters, as soon as they have been prepared by or are available to UIC, a copy of any unaudited interim financial statements of Unifrax or any unaudited interim combined financial statements of Unifrax and the Subsidiaries, for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

            6. Expenses. UIC agrees to pay, and after the Effective Time, the Surviving Company will pay, all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 10 hereof, including, but not limited to, all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to such transactions, including any costs of printing the registration statement originally filed with respect to the Notes and any amendments thereto, any Preliminary Prospectus and any Prospectus and any amendments or supplements thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by UIC, (iv) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Notes, including trustee's fees, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Notes, (vii) expenses in connection with any meetings with prospective investors in the Notes, (viii) fees and expenses of the Trustee, including fees and expenses of its counsel, (ix) advertising relating to the offering of the Notes (other than as shall have been specifically approved by the Underwriters to be paid for by the Underwriters), and (x) any fees charged by investment rating agencies for the rating of the Notes. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of UIC to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Underwriters of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), UIC agrees to promptly reimburse the Underwriters upon demand for all out-of-pocket expenses (including fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Notes.

            7. Conditions of the Underwriters' Obligations. The obligation of the Underwriters to purchase and pay for the Notes are subject to the accuracy of the representations and warranties contained herein, to the performance by UIC of its covenants and agreements hereunder and in the sole discretion of the Underwriters, satisfaction of the following additional conditions unless waived in writing by the Underwriters:

            (a) If the registration statement originally filed with respect to the Notes, or any amendment thereto filed prior to the Closing Date has not been declared effective as of the time of execution hereof, such registration statement or such amendment shall have been declared effective not later than 12:00 noon, New York City time, on the date on which the amendment to such registration statement originally filed with respect to such Notes, or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Notes has been filed with the Commission, or such later time and date as shall have been consented to by the Underwriters; if required, the Prospectus and any amendment or supplement thereto shall have been filed in accordance with Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto or the qualification of the Indenture under the Trust Indenture Act shall have been issued and no proceedings for that purpose shall have been instituted or to the knowledge of UIC or the Underwriters, shall be threatened or contemplated by the Commission.

            (b) The Underwriters shall have received opinions in form and substance satisfactory to the Underwriters, dated the Closing Date, of Baker & Hostetler, counsel for UIC, substantially in the form of Exhibit B hereto. In addition, the Underwriters shall have received a letter from counsel to the Sellers dated the Closing Date in form and substance satisfactory to the Underwriters permitting the Underwriters to rely on the opinion of counsel to the Sellers in connection with the Recapitalization Agreement and the Acquisitions.

            (c) The Underwriters shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Underwriters, with respect to the sufficiency of certain corporate proceedings and other legal matters relating to this Agreement, and such other related matters as the Underwriters may require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Cahill Gordon & Reindel may state that their opinion is limited to matters of New York, Delaware corporate and federal law.

            (d) The Underwriters shall have received from Ernst & Young LLP, independent public accountants for Unifrax, letters dated, respectively, the date hereof and the Closing Date, in form and substance satisfactory to the Underwriters.

            (e) The representations and warranties of UIC and Holding contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date (other than to the extent any such representation or warranty is expressly made as to a certain date); UIC and Holding shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

            (f) Subsequent to the respective dates of the most recent financial statements of Unifrax and the Subsidiaries contained in the Prospectus, there shall have been no material adverse change in the business, condition (financial or other) or results of operations of Unifrax or the Subsidiaries taken as a whole (a "Material Adverse Change") or any development which could reasonably be expected to result in a Material Adverse Change, except as set forth in, or contemplated by, the Prospectus.

            (g) None of the issuance and sale of the Notes pursuant to this Agreement, the Acquisitions, or any of the other transactions contemplated by any of the Transaction Documents or the Prospectus shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement, the Recapitalization Agreement, the Acquisitions, or any of the other transactions contemplated by the Prospectus, before any court or governmental authority.

            (h) The Underwriters shall have received certificates, dated the Closing Date, of the [appropriate officers] of UIC and Holding, as to such person, to the effect that:

                  (A) The representations and warranties of such person in this
            Agreement are true and correct in all material respects as if made on and as of the Closing Date and such person has performed in all material respects all covenants and agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (B) No stop order suspending the effectiveness of the
            Registration Statement or any amendment thereto or the qualification of the Indenture under the Trust Indenture Act has been issued, and no proceedings for those purposes have been instituted or, to the best of such person's knowledge, are threatened or contemplated by the Commission;

                  (C) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, condition (financial or other) or results of operations of UIC, Holding, Unifrax or the Subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus;

                  (D) Neither the sale of the Notes by UIC hereunder nor any of the other transactions contemplated hereby, by the Transaction Documents or by the Prospectus has been enjoined (temporarily or permanently); and

                  (E) There have been no material amendments, alterations,
            modifications, or waivers of any provisions of any of the Transaction Documents since the date of the execution and delivery thereof by the parties thereto (other than amendments, alterations, modifications or waivers copies of which have previously been distributed to the Underwriters); and

                  (F) UIC and Holdings, to the extent each is a party thereto, have complied in all material respects with all agreements and covenants in the Transaction Documents and performed in all material respects all conditions specified therein contemplated by the Prospectus to be complied with or performed by them at or prior to the Closing Date.

            (i) On the Closing Date, UIC and Holding shall have, to the extent each is a party thereto, complied in all material respects with all agreements and covenants in the Transaction Documents and performed all conditions specified therein (other than agreements or covenants which have been waived but only if such waivers are not required to be set forth in the Prospectus) to be complied with or performed at or prior to the Closing Date, and each of the Transaction Documents shall be in full force and effect.

            (j) On the Closing Date, the Underwriters shall have received copies of all certificates, documents and opinions, reasonably requested by the Underwriters, delivered by UIC and Holding or any of their counsels and such other certificates, documents and opinions reasonably obtainable by UIC and Holding under the Transaction Documents in connection with any of the Transactions, together with letters addressed to the Underwriters, stating that the

      Underwriters may rely on such certificates and opinions as if they had been addressed to the Underwriters.

            (k) Each of the Transactions (other than the Offering) shall have been consummated, or shall be consummated simultaneously with the Offering, on the terms and conditions set forth in the Transaction Documents in the forms previously delivered to the Underwriters and to which they shall not have reasonably objected.

            (l) On the Closing Date, the Certificate of Merger with respect to the Merger shall have been filed with the Secretary of State of the State of Delaware.

            (m) On the Closing Date, the Surviving Company shall have executed and delivered to the Underwriters an agreement, in such form as is satisfactory to the Underwriters, assuming the obligations of UIC under this Agreement, the Indenture and the Notes.

            On or before the Closing Date, the Underwriters shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of UIC and Holding as they shall have heretofore reasonably requested.

            All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters. UIC and Holding shall furnish to the Underwriters such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Underwriters shall reasonably request.

            8. Indemnification and Contribution. (a) UIC agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls either of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any registration statement originally filed with respect to the Securities or any amendment thereto or any Preliminary Prospectus or any Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by UIC or based upon written information furnished by or on behalf of UIC filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application") or

           (ii) the omission or alleged omission to state, in any registration statement or any amendment thereto, any Preliminary Prospectus or any Prospectus or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, each Underwriter and each such controlling person for any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by the Underwriters or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that UIC will not be liable in any such case to an Underwriter to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or any amendment thereto, any Preliminary Prospectus or any Prospectus or any amendment or supplement thereto, or any Application in reliance upon and in conformity with written information furnished to UIC by or on behalf of any of such Underwriter specifically for use therein; and provided, further, that UIC will not be liable to an Underwriter or any person controlling such Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from such Underwriter in reliance upon the Preliminary Prospectus or Prospectus but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of such Prospectus or Prospectus (as so amended or supplemented) is required by the Act, unless such failure to deliver such Prospectus (as amended or supplemented) was a result of noncompliance by UIC with Section 5(e)(ii) of this Agreement. This indemnity agreement will be in addition to any liability that UIC may otherwise have to the indemnified parties. UIC will not, without the prior written consent of the Underwriters, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification from the Underwriters may be sought hereunder (whether or not the Underwriters or any person who controls either of the Underwriters within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Underwriters and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

            (b) Each Underwriter will severally and not jointly indemnify and hold harmless UIC, its directors, officers who signed the Registration Statement and each person, if any, who controls UIC within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which UIC or any such director, officer or controlling person may become subject under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or any amendment thereto, any Preliminary Prospectus or any Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Registration Statement or any amendment thereto, any Preliminary Prospectus or any Prospectus or any amendment or supplement thereto, or any Application, or necessary to make the statements therein (in the case of any Preliminary Prospectus, any Prospectus or any amendment or supplement thereto or any Application, in light of the circumstances under which such statements were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to UIC by or on behalf of such Underwriter specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by UIC or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have to the indemnified parties. The Underwriters will not, without the prior written consent of UIC, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification from UIC may be sought hereunder (whether or not UIC or any person who controls UIC within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of UIC and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8 except to the extent that such omission results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to any such indemnifying party such that representation of both the indemnified parties and the indemnifying parties by the same counsel is inappropriate then the indemnifying parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable and documented out-of-pocket costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of paragraph (a) of this Section 8 or UIC in the case of paragraph (b) of this
Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or
(ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying parties. After such notice from the indemnifying parties to such indemnified party (so long as the indemnified party shall have informed the indemnifying parties of such action in accordance with this Section 8 on a timely basis prior to the indemnified party seeking indemnification hereunder), the indemnifying parties will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

            (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by UIC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (before deducting expenses other than underwriting discounts and commissions) received by UIC bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by UIC on the one hand, or the Underwriters on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. UIC and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if UIC on the one hand and the Underwriters on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Underwriters shall not be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by the Underwriters under this Agreement, less the aggregate amount of any damages that the Underwriters have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls either of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters, and each director of UIC, each officer of UIC who signed the Registration Statement and each person, if any, who controls UIC within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as UIC.

            9. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of UIC, its officers and the Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of UIC, any of its officers or directors, the Underwriters or any controlling person referred to in
Section 8 hereof and (ii) delivery of and payment for the Notes, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of UIC, the Underwriters and indemnified parties referred to in Section 8 hereof. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

            10. Termination. (a) This Agreement may be terminated in the sole discretion of the Underwriters by notice to UIC given in the event that UIC shall have failed, refused or been unable to satisfy all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date or, if at or prior to the Closing Date:

            (i) UIC, Holding or Unifrax shall have sustained any loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference has had or has a material adverse effect on the business, condition (financial or other) or results of operations of UIC, Holding or Unifrax and the Subsidiaries taken as a whole, or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of UIC, Holding or Unifrax), in the business, condition (financial or other), or results of operations of UIC, Holding or Unifrax and the Subsidiaries taken as a whole, except as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

           (ii) trading in securities generally on the New York or American Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on any such exchange;

          (iii) a banking moratorium shall have been declared by New York or United States authorities; or

           (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (c) any material change in the financial markets of the United States which, in the sole judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

            (b) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in
Section 9 hereof.

            11. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed, delivered or telecopied and confirmed in writing to the Underwriters c/o BT Securities Corporation, [One
Bankers Trust Plaza, New York, New York 10005,] Attention:                     ,
and with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York
10005, Attention:                  . If sent to UIC, Holding or Unifrax, shall
be mailed, delivered or telecopied confirmed in writing, to c/o Kirtland Capital Partners II, L.P., 2550 SOM Center Road, Suite 105, Willoughby Hills, Ohio
44094, Attention:                       , and with a copy to Baker & Hostetler,
1900 East 9th Street, Suite 3200, Cleveland, Ohio, 44114, Attention:
, Esq.

            12. Successors. This Agreement shall inure to the benefit of and be binding upon the Underwriters and UIC and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of UIC contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of UIC, its officers who have signed the Registration Statement and any person or persons who controls UIC within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Underwriters will be deemed a successor because of such purchase.

            13. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

            14. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

            15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among UIC and the Underwriters.

                                    Very truly yours,

                                    UNIFRAX INVESTMENT CORP.


                                       By:___________________________
                                          Name:
                                          Title:



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

BT SECURITIES CORPORATION
NATIONSBANC CAPITAL
  MARKETS, INC.

By:  BT SECURITIES CORPORATION


By:____________________________
   Name:
   Title:

                                                                     Exhibit A-1


                                                                Principal Amount
Underwriter                                                     of Senior Notes
-----------                                                     ---------------
BT Securities Corporation

NationsBanc Capital
 Market, Inc.
                                                                    ------------
                                                                    $100,000,000

                                                                       Exhibit B


                      Form of Opinion of Baker & Hostetler


            1. UIC and Holding have been duly incorporated and are validly existing and in good standing under the laws of its respective state of incorporation with corporate power and authority to own or lease its properties and to conduct its business as now conducted as described in each Prospectus.

            2. UIC has and, after giving effect to the Merger, the Surviving Company has, corporate power and authority to execute, deliver and perform its respective obligations under the Underwriting Agreement, the Indenture, the Notes and to issue the Notes to be issued by it pursuant to the Indenture.

            3. To the best of our knowledge, there is no action, suit, proceeding or investigation pending or threatened against or affecting any of UIC, Holding, Kirtland, Unifrax, the Subsidiaries, any of their respective subsidiaries or any of their respective properties or assets in any court or before any governmental authority or arbitration board or tribunal that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Transactions.

            4. The Indenture has been duly authorized, executed and delivered by UIC and (assuming due authorization, execution and delivery by the Trustee) is the legally valid and binding agreement of UIC, enforceable against UIC in accordance with its terms.

            5. The Notes have been duly authorized by UIC for issuance and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will conform in all material respects to the description thereof in the applicable Registration Statement and will be the legally valid and binding obligations of UIC, enforceable against UIC in accordance with their terms.

            6. When executed by the Surviving Company in accordance with the terms of the Indenture, the Notes and the Indenture, as amended by the Supplemental Indenture (assuming due authorization, execution and delivery by the applicable Trustee) will be the legally valid and binding obligations of the Surviving Company enforceable against the Surviving Company in accordance with their respective terms.

            7. The Underwriting Agreement has been duly authorized, executed and delivered by UIC; the execution and delivery of the Underwriting Agreement, the Indenture and the Notes by UIC, and the issuance and sale of the Notes pursuant to the Underwriting Agreement will not result in the violation by UIC of its certificate or articles of incorporation or bylaws or any federal or State of New York statute, rule or regulation known to us to be applicable to UIC (other than federal or state securities laws, which are specifically addressed elsewhere herein) or in the breach of or a default by UIC under any of the material agreements or court orders specifically identified to UIC, (which material agreements have been identified to us by an officer of such person as material to such person), which conflict, violation, breach or default reasonably could be expected to have a material adverse effect on UIC.

            8. To the best of our knowledge, no consent, approval, authorization or order of, or filing with, any federal or State of New York court or governmental agency or body is required for the issuance and sale of the Notes by UIC pursuant to the Underwriting Agreement pursuant to the Indenture, except
(i) such as have been obtained or made under the Act or the Trust Indenture Act or otherwise, and (ii) such as may be required under state securities laws in connection with the purchase and distribution of the Notes by the Underwriters.

            9. The Indenture has been duly qualified under the Trust Indenture Act.

            10. The Registration Statement has become effective under the Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with Rules 424(b) and 430A under the Act.

            11. The Registration Statement and the Prospectus comply as to form in all material respects with the applicable requirements for registration statements on Form S-1 under the Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements, schedules and other financial and statistical data included in or omitted from the Registration Statement or Prospectus or with respect to the Form T-1. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete.

            12. To our knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            13. The Transaction Documents conform in all material respects to the descriptions thereof in the Prospectus.


            In addition, we have participated in conferences with officers and other representatives of UIC, representatives of the independent public accountants for UIC and Unifrax and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have not made any independent check or verification thereof, during the course of such participation (relying as to materiality to a large extent upon the statements of officers and other representatives of UIC, no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules and other financial and statistical data included in or omitted from the Registration Statement or the Prospectus or with respect to the Form T-1.